Report of Independent Registered Public Accounting Firm

To the Board of Directors of T. Rowe Price Retirement Funds, Inc. and

Shareholders of T. Rowe Price Retirement 2005 Fund, T. Rowe Price Retirement 2010 Fund, T. Rowe Price Retirement 2015 Fund, T. Rowe Price Retirement 2020 Fund, T. Rowe Price Retirement 2025 Fund, T. Rowe Price Retirement 2030 Fund, T. Rowe Price Retirement 2035 Fund, T. Rowe Price Retirement 2040 Fund, T. Rowe Price Retirement 2045 Fund, T. Rowe Price Retirement 2050 Fund, T. Rowe Price Retirement 2055 Fund, T. Rowe Price Retirement 2060 Fund, T. Rowe Price Retirement Balanced Fund, T. Rowe Price Target 2005 Fund (formerly known as T. Rowe Price Target Retirement 2005 Fund), T. Rowe Price Target 2010 Fund (formerly known as T. Rowe Price Target Retirement 2010 Fund), T. Rowe Price Target 2015 Fund (formerly known as T. Rowe Price Target Retirement 2015 Fund), T. Rowe Price Target 2020 Fund (formerly known as T. Rowe Price Target Retirement 2020 Fund), T. Rowe Price Target 2025 Fund (formerly known as T. Rowe Price Target Retirement 2025 Fund), T. Rowe Price Target 2030 Fund (formerly known as T. Rowe Price Target Retirement 2030 Fund), T. Rowe Price Target 2035 Fund (formerly known as T. Rowe Price Target Retirement 2035 Fund), T. Rowe Price Target 2040 Fund (formerly known as T. Rowe Price Target Retirement 2040 Fund), T. Rowe Price Target 2045 Fund (formerly known as T. Rowe Price Target Retirement 2045 Fund), T. Rowe Price Target 2050 Fund (formerly known as T. Rowe Price Target Retirement 2050 Fund), T. Rowe Price Target 2055 Fund (formerly known as T. Rowe Price Target Retirement 2055 Fund), T. Rowe Price Target 2060 Fund (formerly known as T. Rowe Price Target Retirement 2060 Fund), T. Rowe Price Retirement I 2005 Fund-I Class, T. Rowe Price Retirement I 2010 Fund-I Class, T. Rowe Price Retirement I 2015 Fund-I Class, T. Rowe Price Retirement I 2020 Fund-I Class, T. Rowe Price Retirement I 2025 Fund-I Class, T. Rowe Price Retirement I 2030 Fund-I Class, T. Rowe Price Retirement I 2035 Fund-I Class, T. Rowe Price Retirement I 2040 Fund-I Class, T. Rowe Price Retirement I 2045 Fund-I Class, T. Rowe Price Retirement I 2050 Fund-I Class, T. Rowe Price Retirement I 2055 Fund-I Class, T. Rowe Price Retirement I 2060 Fund-I Class, and T. Rowe Price Retirement Balanced I Fund-I Class.

In planning and performing our audits of the financial statements of T. Rowe Price Retirement 2005 Fund, T. Rowe Price Retirement 2010 Fund, T. Rowe Price Retirement 2015 Fund, T. Rowe Price Retirement 2020 Fund, T. Rowe Price Retirement 2025 Fund, T. Rowe Price Retirement 2030 Fund, T. Rowe Price Retirement 2035 Fund, T. Rowe Price Retirement 2040 Fund, T. Rowe Price Retirement 2045 Fund, T. Rowe Price Retirement 2050 Fund, T. Rowe Price Retirement 2055 Fund, T. Rowe Price Retirement 2060 Fund, T. Rowe Price Retirement Balanced Fund, T. Rowe Price Target 2005 Fund (formerly known as T. Rowe Price Target Retirement 2005 Fund), T. Rowe Price Target 2010 Fund (formerly known as T. Rowe Price Target Retirement 2010 Fund), T. Rowe Price Target 2015 Fund (formerly known as T. Rowe Price Target Retirement 2015 Fund), T. Rowe Price Target 2020 Fund (formerly known as T. Rowe Price Target Retirement 2020 Fund), T. Rowe Price Target 2025 Fund (formerly known as T. Rowe Price Target Retirement 2025 Fund), T. Rowe Price Target 2030 Fund (formerly known as T. Rowe Price Target Retirement 2030 Fund), T. Rowe Price Target 2035 Fund (formerly known as T. Rowe Price Target Retirement 2035 Fund), T. Rowe Price Target 2040 Fund (formerly known as T. Rowe Price Target Retirement 2040 Fund), T. Rowe Price Target 2045 Fund (formerly known as T. Rowe Price Target Retirement 2045 Fund), T. Rowe Price Target 2050 Fund (formerly known as T. Rowe Price Target Retirement 2050 Fund), T. Rowe Price Target 2055 Fund (formerly known as T. Rowe Price Target Retirement 2055 Fund), and T. Rowe Price Target 2060 Fund (formerly known as T. Rowe Price Target Retirement 2060 Fund), as of and for the year ended May 31,

PricewaterhouseCoopers LLP, 100 East Pratt Street, Suite 1900, Baltimore, MD 21202-1096

T:	(410) 783 7600, F: (410) 783 7680, www.pwc.com/us

2016, and of T. Rowe Price Retirement I 2005 Fund-I Class, T. Rowe Price Retirement I 2010 Fund-I Class, T. Rowe Price Retirement I 2015 Fund-I Class, T. Rowe Price Retirement I 2020 Fund-I Class, T. Rowe Price Retirement I 2025 Fund-I Class, T. Rowe Price Retirement I 2030 Fund-I Class, T. Rowe Price Retirement I 2035 Fund-I Class, T. Rowe Price Retirement I 2040 Fund-I Class, T. Rowe Price Retirement I 2045 Fund-I Class, T. Rowe Price Retirement I 2050 Fund-I Class, T. Rowe Price Retirement I 2055 Fund-I Class, T. Rowe Price Retirement I 2060 Fund-I Class, and T. Rowe Price Retirement Balanced I Fund-I Class for the period of September 29, 2015 (date of Funds’ inception) through May 31, 2016 (comprising T. Rowe Price Retirement Funds, Inc., hereafter referred to as the “Companies”) in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Companies' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Companies' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Companies' internal control over financial reporting.

The management of the Companies is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Companies' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Companies' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the

Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Companies' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of May 31, 2016.

This report is intended solely for the information and use of management and the Board of Directors of T. Rowe Price Retirement Funds, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.